PART II AND III PRELIMINARY OFFERING CIRCULAR-REG A- AMENDMENT No.2

Preliminary Offering Circular dated September__, 2019

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

Acqusalut Inc.

$20,000,000

100,000,000 SHARES OF CLASS A COMMON STOCK

$0.20 PER SHARE

This is the public offering of securities of Acqusalut Inc. ("the Company"), a Florida corporation pursuant to Regulation A. We are offering 100,000,000 shares of our common stock, par value $0.0001 ("Common Stock"), at an offering price of $0.20 per share (the "Offered Shares") by the Company. This Offering will terminate on twelve months from the day the Offering is qualified, subject to extension for up to thirty (30) days as defined below or the date on which the maximum offering amount is sold (such earlier date, the "Termination Date"). The minimum purchase requirement per investor is 2,500 Shares ($500), however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 4 of this Offering Circular.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The Company is following the “Offering Circular” format of disclosure under Regulation A.

Our Common Stock is NOT traded in any stock market.

Investing in our Common Stock involves a high degree of risk. See "Risk Factors" beginning on page 4 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

	Per Share	Total Maximum
Public Offering Price (1)(2)(4)	$0.20	$20,000,000
Underwriting Discounts and Commissions (3)	$0.000	$0
Proceeds to Company	$0.20	$20,000,000

(1) We are offering shares on a continuous basis. See “Distribution – Continuous Offering.

(2) This is a “best efforts” offering. The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. See “How to Subscribe.”

(3) We are offering these securities without an underwriter.

(4) Excludes estimated total offering expenses, including underwriting discount and commissions, will be approximately $17,000 assuming the maximum offering amount is sold.

Our Board of Directors used its business judgment in setting a value of $0.20 per share to the Company as consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. To be in compliance with the Rule 251 (a) (1) of Regulation A, in the event the Company issue shares from this offering for any non-cash considerations, then the Company shall price such securities that is being issued to be at the same value at which the shares are sold for which cash is received so that the aggregate offering price is based on the for-cash price and the valuation of any non-cash consideration will be “reasonable at the time made.”

All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

No sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

The date of this Offering Circular is ______, 2019.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to "Acqusalut", "we", the "Company", "our" and "us" refer to the activities of and the assets and liabilities of the business and operations of Acqusalut Inc.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under "Summary", "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Our Business" and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as "anticipate", "believe", "could", "estimate", "expect", "intend", "may", "plan", "potential", "should", "will" and "would" or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in "Risk Factors" and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•	The speculative nature of the business we intend to develop;

•	Our reliance on suppliers and customers;

•	Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a "going concern;"

•	Our ability to effectively execute our business plan;

•	Our ability to manage our expansion, growth and operating expenses;

•	Our ability to finance our businesses;

•	Our ability to promote our businesses;

•	Our ability to compete and succeed in highly competitive and evolving businesses;

•	Our ability to respond and adapt to changes in technology and customer behavior; and

•	Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the "Risk Factors" section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled "Cautionary Statement Regarding Forward-Looking Statements."

Company Information

The Company, sometimes referred to herein as "we," "us,” “our," and the "Company" and/or "Acqusalut Inc." was incorporated on April 2, 2019, under the laws of the State of Florida. Our fiscal year-end date is December 31.

Acqusalut Inc.’s offices are located at 7135 Collins Ave No. 624, Miami Beach, FL 33141. Our Website is www.Acqusalut.com. Our telephone number is 305-865-8193 our Email address is andwe@bellsouth.net.

We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website a part of this Offering Circular.

Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser's written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Securities Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company's earnings, capital requirements and other factors.

Trading Market

Our Common Stock does not trade on any market.

SUMMARY OF THE OFFERING

Issuer	Acqusalut Inc.

Securities Offered:	Up to 100,000,000 shares of the Company’s Class A Common Stock.

Offering Price:	$0.20 per share.

Offering Period:	For one year from the date of this prospectus, unless extended by the Company for an additional 90 days in its sole discretion.

Proceeds to the Company:	Assuming the following percentages of Common Stock sold in the offering, the Company will receive the following proceeds:
	% of Common Stock Sold	Gross Proceeds
	25%	5,000,000
	50%	10,000,000
	75%	15,500,000
	100%	20,000,000

There is no guarantee that the Company will receive any proceeds from this offering.  The Company estimates the expenses of this offering will be approximately $17,000, which shall be deducted from the gross proceeds received in the offering.

Use of Proceeds:

We will use the net proceeds, for which there is no guarantee of receipt, of this offering to do one or more music concerts or festivals and for working capital purposes (see “Use of Proceeds” on page 9).

Common Stock Outstanding Prior to the Offering:	4,130,000 shares of Class A Common Stock and 11,000,000 shares of Class B common stock.
	Shares of Class B common stock have super voting rights giving each share of Class B common stock 10 votes for all matters on which the holders of Class A Common Stock vote.

Common Stock Outstanding After the Offering:

104,130,000 of Class A Common Stock, and 11,000,000 Class B Common Stock assuming all of the shares of Common Stock offered in this prospectus are sold, which will represent approximately 46.70% of the outstanding voting stock of the Company.

Trading Symbol:

There is currently no public market for our Common Stock.  Assuming we have a successful offering, we plan to have our shares of Common Stock quoted on the OTCQB.  To be quoted on the OTCQB, a market maker must apply to make a market in our Common Stock.  We do not have any agreements or understanding with any market maker and to file an application on our behalf and there is no guarantee that a market maker will file an application on our behalf.

Risk Factors:	Investing in our Common Stock involves a high degree of risk. Please refer to the sections “Risk Factors” and “Dilution” before making an investment in our Common Stock.

SUMMARY FINANCIAL INFORMATION

The following summary financial data should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements and Notes thereto, included elsewhere in this prospectus.

For the Period from April 2, 2019 through August 31, 2019
Statement of Operations

Revenues	$-0-
Cost of Revenues	$-0-
General and Administrative Expenses	$5,078
Total Operating Expenses	$5,078
Other Income	$-0-
Net Loss	$5,078

As of August 31, 2019
Balance Sheet Data

Cash	$14,552
Total Assets	$14,552
Total Liabilities	$-0-
Stockholders’ Equity	$14,552

RISK FACTORS

______

The following is only a brief summary of the risks involved in investing in our Company. Investment in our Securities involves risks. You should carefully consider the following risk factors in addition to other information contained in this Disclosure Document. The occurrence of any of the following risks might cause you to lose all or part of your investment. Some statements in this Document, including statements in the following risk factors, constitute "Forward-Looking Statements."

Risks Related to this Offering

Prospective investors must undertake their own due diligence

Prospective investors are being provided with limited information regarding our company, our current and future business and operations, our management and our financial condition. While we believe the information contained in this Offering Memorandum, including its exhibits, is accurate, such documents are not meant to contain an exhaustive discussion regarding the company.  We cannot guarantee a prospective investor that the abbreviated nature of this Offering Memorandum will not omit to state a material fact which a prospective investor may believe to be an important factor in determining if an investment in the Shares is appropriate for such investor.  As a result, prospective investors are required to undertake their own due diligence of the company, our current and proposed business and operations, our management and our financial condition to verify the accuracy and completeness of the information we are providing in this Offering Memorandum. This investment is suitable only for investors who have the knowledge and experience to independently evaluate our company, our business and prospects.

We are depended upon the proceeds of this offering to provide funds to develop our business. Because this is a best efforts offering there are no assurances we will raise sufficient capital to enable us to develop our business

We are dependent upon the proceeds from this offering to provide funds for the development of our business. If we sell less than all of the Shares offered hereby, we will have significantly less funds available to us to implement our business strategy, and our ability to generate any revenues may be adversely affected. While this offering seeks to raise a portion of the capital we will need, this is a best efforts offering with no minimum and there are no assurances we will sell all or any portion of the Shares offered hereby. Even if we sell all of the Shares offered hereby, we cannot guarantee prospective investors that we will ever generate any significant revenues or report profitable operations, or that our revenues will not decline in future periods. We do not have any firm commitments to provide capital and we anticipate that we will have certain difficulties raising capital given the development stage of our company, and the lack of a public market for our securities. Accordingly, we cannot assure you that additional working capital as needed will be available to us upon terms acceptable to us.  If we do not raise funds as needed, our ability to continue to implement our business model is in jeopardy and we may never be able to achieve profitable operations.  In that event, our ability to continue as a going concern is in jeopardy and you could lose all of your investment in our company.

There is no public market for our shares

There is no public market for the Shares, and there are no assurances a public market will ever be established. Accordingly, an investment in the Shares should be considered illiquid.

Our management has full discretion as to the use of proceeds from this offering

We presently anticipate that the net proceeds from this offering will be used the purposes set forth under “Use of Proceeds” appearing elsewhere in this Offering Memorandum. We reserve the right, however, to use the net proceeds from this offering for other purposes not presently contemplated which we deem to be in our best interests in order to address changed circumstances and opportunities. As a result of the foregoing, purchasers of the Shares offered hereby will be entrusting their funds to our management, upon whose judgment and discretion the investors must depend, with only limited information concerning management's specific intentions.

Our management has included an arbitration clause to the subscription agreement in this offering for the terms of the subscription agreement to be governed by that arbitration clause that apply also to all claims arising or relating to state and federal securities laws and the rules and regulations promulgated thereunder which may disadvantage the subscriber when/if the subscriber wished to bring in any legal claims against us.

In Section IV(2) of the subscription agreement for this offering, we have an arbitration clause whereby the investor agrees that only courts of competent jurisdiction in Dade County, Florida and the United States District Court for the Southern District of Florida, Miami Division shall have concurrent jurisdiction with the arbitration tribunals of the American Arbitration Association for purposes of entering temporary, preliminary and permanent injunctive relief and with regard to any action arising from the Offering or out of any breach or alleged breach of this Agreement (“Arbitration Clause”). This provision also applies to all claims arising from or relating to state and federal securities laws and the rules and regulations promulgated thereunder. Investor agrees to submit to the personal jurisdiction of such courts and any other applicable court within the State of Florida. Provided that this Arbitration Clause is enforceable as specified in this subscription agreement, then this clause may disadvantage a subscriber in ways including, but not limited to, increased costs to bring a claim, limited access to information and other imbalances of resources between the company and shareholders, and thus, this provision can discourage claims or limit shareholders’ ability to bring a claim in a judicial forum that they find favorable. Further, because this arbitration clause also applies to federal securities law claims, provided this arbitration clause is enforceable, by agreeing to the subscription agreement, investors cannot waive the company's compliance with the federal securities laws and the rules and regulations promulgated thereunder.

Our management has also included an exclusive forum provision apply to all claims arising or relating to state and federal securities laws and the rules and regulations promulgated thereunder to the subscription agreement in this offering for the terms of the subscription agreement to be governed by that exclusive forum provision which may disadvantage the subscriber when/if the subscriber wished to bring in any legal claims against us.

In Section IV(1) of our subscription agreement for this offering, we have an exclusive forum provision apply to all claims arising from or relating to state and federal securities laws and the rules and regulations promulgated thereunder whereby the investor agrees that only courts of competent jurisdiction in Dade County, Florida and the United States District Court for the Southern District of Florida, Miami Division shall have concurrent jurisdiction with the arbitration tribunals of the American Arbitration Association for purposes of entering temporary, preliminary and permanent injunctive relief and with regard to any action arising from the Offering or out of any breach or alleged breach of this agreement.  Investor agrees to submit to the personal jurisdiction of such courts and any other applicable court within the State of Florida. Provided that this exclusive forum is enforceable as specified in this subscription agreement, then this clause may disadvantage a subscriber in ways including, but not limited to, increased costs to bring a claim, limited access to information and other imbalances of resources between the company and shareholders, and thus, this provision can discourage claims or limit shareholders’ ability to bring a claim in a judicial forum that they find favorable. Further, because the arbitration clause and exclusive forum apply to federal securities law claims by agreeing to the subscription agreement, investors cannot waive the company's compliance with the federal securities laws and the rules and regulations promulgated thereunder.

Risks Related to Our Business

Our company is a newly started business and may contain the ordinary risks all new businesses have to go through in the early years

We were formed on April 2, 2019 and our objective is to do one or more music concerts or festivals. Our business prospects are difficult to predict because of the early stage of development, our unproven business strategy and our capital needs. Like most newly begun companies, we have incurred losses since we began. As a development stage company, we face numerous risks and uncertainties in implementing our business plan and there are no assurances that we will be successful.

The success of our business model is depended upon our ability to identify locations that will generate enough traffic for the events that we will organize

Our business plan is to set one or more music concerts or festivals in various locations and unless we find the right locations we may have a hard time getting enough attendees to make a successful live event.

We may need additional financing which we may not be able to obtain on acceptable terms. Additional capital raising efforts in future periods may be dilutive to our then current shareholders or result in increased interest expenses in future periods.

It may require us to raise additional working capital to continue to implement our business model. Our future capital requirements, however, depend on a number of factors, including our operations, the financial condition of an acquisition target and its needs for capital, our ability to grow revenues from other sources, our ability to manage the growth of our business and our ability to control our expenses. If we raise additional capital through the issuance of debt, this will result in increased interest expense. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our company held by existing shareholders will be reduced and those shareholders may experience significant dilution. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of the Shares. We cannot assure that we will be able to raise the working capital as needed in the future on terms acceptable to us, if at all. If we do not raise funds as needed, we will be unable to fully implement our business model, fund our ongoing operations or grow our company.

Without obtaining adequate capital funding or improving our financial performance, we may not be able to continue as a going concern.

The report of our independent registered public accounting firm for the period from April 2, 2019 (inception) through the period ended August 31, 2019 included herein contains an explanatory paragraph indicating that there is substantial doubt as to our ability to continue as a going concern as a result of recurring losses from operations and negative cash flows. This report is dated September 24, 2019 and does not take into account any proceeds we will receive in this proposed offering. Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States, which contemplate that we will continue to operate as a going concern. Our financial statements do not contain any adjustments that might result if we are unable to continue as a going concern. Our ability to continue as a going concern will be determined by our ability to complete this offering enabling us to fund our expansion plans and realize our business objectives. In addition, we have incurred a net loss and negative operating cash flows since inception to date of this report and expect to incur losses in future periods as we continue to increase our expenses in order to position us to grow our business. If we are unable to obtain adequate funding from this proposed offering or in the future, or if we are unable to grow our revenue substantially to achieve and sustain profitability, we may not be able to continue as a going concern.

We may acquire certain synergistic businesses already in operation in exchange for stock of our company and such acquisition efforts in future periods may be dilutive to our then current shareholders

Our business model may result in the issuance of our securities to consummate certain acquisitions in the future. As a result, the percentage ownership of our company held by existing shareholders will be reduced and those shareholders may experience significant dilution. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of our common stock. As we will generally not be required to obtain the consent of our shareholders before entering into acquisition transactions, shareholders are dependent upon the judgment of our management in determining the number of, and characteristics of stock issued as consideration in an acquisition.

We are dependent on certain key personnel and the loss of these key personnel could have a material adverse effect on our business, financial condition and results of operations

Our success is, to a certain extent, attributable to the management, sales and marketing, and operational expertise of key personnel who will perform key functions in the operation of our business. The loss of one or more of these key employees could have a material adverse effect upon our business, financial condition, and the results of operations could be adversely impacted.

We face increasing competition from other established companies, small enterprises, and other organizations that have far greater resources and brand awareness than we have.

A significant number of established businesses, including major franchises and their affiliates, and other organizations have entered or may plan to enter the music festival business. Many of these current and potential competitors have substantially greater financial, marketing, research and other resources than we have.

One stockholder own 11,000,000 shares of our Class B common stock with 110,000,000 in voting rights and his interests may differ from yours and that shareholder will be able to exert significant influence over our corporate decisions, including a change of control.

The founder of the Company Andrew Weeraratne has 110,000,000 voting rights due to his ownership of 11,000,000 Class B common stock (See also “Capitalization”). The shares of Class B common stock have super voting rights. Even after a successful completion of this offering of 100 million Shares, this shareholder will have 51.37 % of voting. As a result, he will be able to influence or control matters requiring approval by our stockholders, including the election of directors and the approval of mergers, acquisitions or other extraordinary transactions. This stockholder may have interests that differ from yours and may vote in a way with which you disagree and that may be adverse to your interests. This concentration of ownership may have the effect of delaying, preventing or deterring a change of control of our company, could deprive our stockholders of an opportunity to receive a premium for their stock as part of a sale of our company, and might ultimately affect the potential market price of our stock. Conversely, this concentration may facilitate a change in control at a time when you and other investors may prefer not to sell.

Our management has a limited experience operating a public company and are subject to the risks commonly encountered by early-stage companies.

Although our management has experience in operating small companies, current management has not had to manage expansion while being a public company. Many investors may treat us as an early-stage company. In addition, management has not overseen a company with large growth. Because we have a limited operating history, our operating prospects should be considered in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. These risks include:

•	risks that we may not have sufficient capital to achieve our growth strategy;

•	risks that we may not develop our product and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;

•	risks that our growth strategy may not be successful; and

•	risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business could be significantly harmed.

We may be unable to manage growth, which may impact our potential profitability.

Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

•	Establish definitive business strategies, goals and objectives;

•	Maintain a system of management controls; and

•	Attract and retain qualified personnel, as well as develop, train, and manage management-level and other employees.

If we fail to manage our growth effectively, our business, financial condition, or operating results could be materially harmed, and our stock price may decline.

Our lack of adequate D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

In the future we may be subject to additional litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business

We plan to become a public company soon after this offering and expect to incur substantial expenses to meet our reporting obligations as a public company. In addition, failure to maintain adequate financial and management processes and controls could lead to errors in our financial reporting and could harm our ability to manage our expenses.

We estimate that it will cost approximately $50,000 annually to maintain the proper management and financial controls for our filings required as a public reporting company that we hope to become soon after this offering. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to accurately report our financial performance on a timely basis, which could cause a decline in our stock price and adversely affect our ability to raise capital.

We may not pay dividends in the future; any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains provisions that eliminate the liability of our directors for monetary damages to our company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

A reverse stock split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be adversely affected by a reverse stock split given the reduced number of shares that will be outstanding following a reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split.

We are classified as an “emerging growth company” as well as a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $1.07 billion as of the last business day of our most recently completed second fiscal quarter, and (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Notwithstanding the above, we are also currently a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

Statements Regarding Forward-looking Statements

______

This Disclosure Statement contains various "forward-looking statements." You can identify forward-looking statements by the use of forward-looking terminology such as "believes," "expects," "may," "will," "would," "could," “should," "seeks," "approximately," "intends," "plans," "projects," "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled "Risk Factors."

USE OF PROCEEDS

The following Table shows how we will use our proceeds from our shares being offered (after our estimated offering expenses of $17,000) the Company will receive if:

If 25% of the Shares offered are sold:

If 50% of the Shares offered are sold:

If 75% of the Shared offered are sold:

If 100% of the Shares offered are sold:

These estimates are presented for illustrative purposes only and the actual amount of proceeds received may differ. As there is no minimum offering, we cannot estimate how much in proceeds we will receive from the sale of the shares of our Common Stock offered hereby. There is no guarantee that the Company will receive any proceeds from this offering.

	Sale of	Sale of	Sale of	Sale of
	25,000,000	50,000,000	75,000,000	100,000,000
	Shares	Shares	Shares	Shares
Use of Proceeds	25%	50%	75%	100%
Gross proceeds	$5,000,000	$10,000,000	$15,000,000	$20,000,000
Offering expenses (1)	$17,000	$17,000	$17,000	$17,000
Net proceeds	$4,983,000	$9,983,000	$14,983,000	$19,983,000
Music concerts & festivals (2)	$1,116,420	$1,690,939	$9,815,000	$9,815,000
Working capital (3)	$3,866,580	$8,292,061	$5,168,000	$10,168,000
Total Funds Remaining	$0	$0	$0	$0

(1)

Offering expenses include legal, accounting, SEC filing fees and costs, EDGAR fees, blue sky, transfer agent fees and other direct costs associated with this offering. We expect to pay the offering costs from cash on hand and the proceeds of this offering.

(2)	We estimated the cost of doing a one-night concert as above & could change based on the location.

We made our estimations through research we have done and the discussions we had with a promoter we will be working with to produce these concerts and the budgets we have done. It is possible that our estimations may change materially during the course of the projects. In the event the actual costs are higher than we presently estimate, we will be required to reduce the number of performers who will appear on our shows  thus limiting the profits we estimate to make doing the concerts using the proceeds of this offering.

(3)	Includes funds for general overhead and operating expenses, as well and fees and costs associated with an application to list our Common Stock on a major stock exchange.

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

As indicated in the table above, if we sell only 75%, or 50%, or 25% of the shares offered for sale in this offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion, leaving us with the working capital reserve indicated.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

We based our cash flow estimates on the information provided to us by a promoter that we have been working with and who may continue to work with us on a project by project basis and also by some research we have done on our own.  Following table represents the estimations we have made as to how we will use the proceeds from our offering based on the amounts received as stated on the table above. These numbers could change depending on the location and other factors such as the amount of money we will spend on special effects and the talent we will hire to perform etc.

Sales	2 Night Festival	1-1 Night Concert	2-1 Night Concerts

No of attendees	85,000	20,000	30,000
Ave Tkt Price	200	60	70
Ticket sales	17,000,000	1,200,000	2,100,000
Sponsorship & Ads	2,500,000	250,000	500,000
Pre & Post events	300,000	30,000	50,000
Merchandise & Other	200,000	20,000	40,000
Total Sales	20,000,000	1,500,000	2,690,000
Cost
Talent	5,000,000	600,000	900,000
Talent riders	65,000	7,800	11,700
Venue rental	150,000	75,000	80,000
Production (stage, sound, lights, video etc.)	1,500,000	150,000	200,000
Police fire EMT	500,000	50,000	100,000
Security	100,000	10,000	15,000
Staffing labor operation	250,000	10,000	15,000
Advertising & marketing	250,000	24,120	48,239
Additional lodging	100,000	10,000	20,000
Ground transportation	25,000	2,000	6,000
Catering hospitality products	200,000	5,000	8,000
Talent agents/buyer fees	1,000,000	120,000	180,000
Consulting legal accounting mgt fees	25,000	2,500	7,000
Event insurances	100,000	10,000	20,000
Merchandise and credentials	100,000	10,000	20,000
Pre and post events	200,000	15,000	30,000
Variable expenses	250,000	15,000	30,000
	9,815,000	1,116,420	1,690,939
Net cash flow	10,185,000	383,580	999,061

Use of Working Capital and Revenue Generation

 There is no assurance that we will be able to raise any funds from this offering as we are conducting this offering on a “best-efforts” basis.

25% of the Shares of Common Stock Offered

However, if we sell 25% of the shares of Common Stock that we are offering, we plan to do one music concert where we believe we can make $383,580 in total annual net cash flow in the first year. That added to the net working capital left as in above table after annual administrative expenses of $108,000 will give us a total of $4,142,160 cash balance at the end of the year. In the future years assuming we could breakeven after paying future expenses from future sales estimating the future administrative expenses to be $235,000 per year we believe the balance of cash at the end of the first year will allow us to continue our business without any cash flow crisis for about 17.63 years. We arrived at this figure by dividing the cash balance at the end of the first year of $4,142,160 by $235,000.

50% of the Shares of Common Stock Offered

 However, if we sell 50% of the shares of Common Stock that we are offering, we plan to do two music concerts in two different locations where we believe we can make $999,061 in total annual net cash flow in the first year. That added to the net working capital left as in above table after annual administrative expenses of $177,000 will give us a total of $9,114,122 cash balance at the end of the year. In the future years assuming we could breakeven after paying future expenses from future sales estimating the future administrative expenses to be $455,000 per year we believe the balance of cash at the end of the first year will allow us to continue our business without any cash flow crisis for about 20.03 years. We arrived at this figure by dividing the cash balance at the end of the first year of $9,114,122 by $455,000.

75% of the Shares of Common Stock Offered

However, if we sell 75% of the shares of Common Stock that we are offering, we plan to do a two-night music festival where we believe we can make $10,185,000 in total annual net cash flow in the first year. That added to the net working capital left as in above table after annual administrative expenses of $350,000 will give us a total of $15,003,000 cash balance at the end of the year. In the future years assuming we could breakeven after paying future expenses from future sales estimating the future administrative expenses to be $785,000 per year we believe the balance of cash at the end of the first year will allow us to continue our business without any cash flow crisis for about 19.11 years. We arrived at this figure by dividing the cash balance at the end of the first year of $15,003,000 by $785,000.

100% of the Shares of Common Stock Offered

However, if we sell 100% of the shares of Common Stock that we are offering, we plan to do a two-night music festival where we believe we can make $10,185,000 in total annual net cash flow in the first year. That added to the net working capital left as in above table after annual administrative expenses of $435,000 will give us a total of $19,918,000 cash balance at the end of the year. In the future years assuming we could breakeven after paying future expenses from future sales estimating the future administrative expenses to be $1,015,000 per year we believe the balance of cash at the end of the first year will allow us to continue our business without any cash flow crisis for about 19.62 years. We arrived at this figure by dividing the cash balance at the end of the first year of $19,918,000 by $1,015,000.

As illustrated on the description and the table above we plan to do only one-Two-Night Music festival if we collected 75% of the proceeds or 100% of the proceeds from this offering. However in the event we raised 100% thenwe plan to hire more internal staff and also more production staff to come up with innovative ideas to do various live entertainment projects than if we raised only 75% from the offering. That is reflected as the difference in administrative cost under if we raised 75% or 100%. The table below shows our estimations of our administrative cost if we raised 25%, 50%, 75% or 100%:

First year cost	25%	50%	75%	100%
Salaries	60,000	90,000	200,000	250,000
Audits	10,000	12,000	20,000	25,000
Legal	8,000	15,000	30,000	40,000
Other	30,000	60,000	100,000	120,000
	108,000	177,000	350,000	435,000

Annual cost
Salaries	100,000	200,000	300,000	400,000
Audits	20,000	25,000	45,000	50,000
Legal	15,000	20,000	40,000	45,000
Production team	50,000	150,000	300,000	400,000
Other	50,000	60,000	100,000	120,000
	235,000	455,000	785,000	1,015,000

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share of common equity immediately after completion of this offering. Net tangible book value is the amount that results from subtracting our total liabilities and intangible assets from our total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares of Common Stock being offered. Dilution of the value of the shares of Common Stock you purchase is also a result of the lower net tangible book value of the shares held by our existing shareholders.

As of August 31, 2019, the net tangible book value of our shares of common equity, which includes our Class A Common Stock and Class B common stock, was approximately $0.0010, based upon combined outstanding shares of Class A Common Stock and shares of Class B common stock. The following table provides information regarding:

•	the net tangible book value per share of common equity before and after this offering;

•	the amount of the increase in the net tangible book value per share of common equity attributable to the purchase of the shares of Common Stock being offered hereby; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by purchasers in this offering.

The following table presents information assuming the sale of:

•	25% of the shares offered hereby;

•	50% of the shares offered hereby;

•	75% of the shares offered hereby;

•	100% of the shares offered hereby.

These four dilution scenarios below are presented for illustrative purposes only and the actual amount of dilution to purchasers in this offering may differ based upon the number of shares of Common Stock sold in this offering.

	Sale of	Sale of	Sale of	Sale of
	25,000,000	50,000,000	75,000,000	100,000,000
	Shares (25%)	Shares (50%)	Shares (75%)	Shares (100%)
Assumed Initial Public Offering price per share	$0.20	$0.20	$0.20	$0.20
Net tangible book value per share of common equity as of August 31, 2019	$0.0010	$0.0010	$0.0010	$0.0010
Increase in net book value per share of common equity due to offering	$0.1236	$0.1525	$0.1654	$0.1727
Proforma Net tangible book value per share of common equity after offering	$0.1245	$0.1535	$0.1664	$0.1737
Dilution per share to investors purchasing shares of Common Stock in this offering.	$0.0755	$0.0465	$0.0336	$0.0263

The following table sets forth on a pro forma basis, at August 31, 2019, the number of shares of common stock purchased or to be purchased from us, the total consideration paid or to be paid and the average price per share paid or to be paid by existing holders of common stock and by the new investors, if 25%, 50%, 75% or 100% of the shares issued are sold, before deducting estimated offering expenses payable by us.

	Shares purchased		Total Consideration		Average Price per share
Sale of 25,000,000 shares (25%)	Number	Percent	Amount	Percent

Existing stockholders	15,130,000	37.70%	$14,552	0.29%	$0.0010
New investors	25,000,000	62.30%	$5,000,000	99.71%	$0.20

Total	40,130,000	100.00%	$5,014,552	100.00%	$0.1250
Sale of 50,000,000 shares (50%)

Existing stockholders	15,130,000	23.23%	$14,552	0.15%	$0.0010
New investors	50,000,000	76.77%	$10,000,000	99.85%	$0.20

Total	65,130,000	100.00%	$10,014,552	100.00%	$0.1538
Sale of 75,000,000 shares (75%)

Existing stockholders	15,130,000	16.79%	$14,552	0.10%	$0.0010
New investors	75,000,000	83.21%	$15,000,000	99.90%	$0.20

Total	90,130,000	100.00%	$15,014,552	100.00%	$0.1666
Sale of 100,000,000 shares (100%)

Existing stockholders	15,130,000	13.14%	$14,552	0.07%	$0.0010
New investors	100,000,000	86.86%	$20,000,000	99.93%	$0.20

Total	115,130,000	100.00%	$20,014,552	100.00%	$0.1738

DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

Pricing of the Offering

Prior to the Offering, there has been no public market for the Offered Shares. The initial public offering price was determined by the management. The principal factors considered in determining the initial public offering price include:

•	the information set forth in this Offering Circular and otherwise available;

•	the history of our management and consultants and the history of and prospects for the industry in which we compete;

•	our projected financial performance;

•	our prospects for future earnings and the present state of our development;

•	the general condition of the securities markets at the time of this Offering;

•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

•	other factors deemed relevant by us.

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

As a Tier 2, Regulation A offering, investors must comply with the 10% limitation to investment in the offering. The only investor in this offering exempt from this limitation is an accredited investor, an “Accredited Investor,” as defined under Rule 501 of Regulation D. If you meet one of the following tests you should qualify as an Accredited Investor:

(1) You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(2) You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase shares in this offering (please see below on how to calculate your net worth);

(3) You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the shares in this offering, with total assets in excess of $5,000,000;

(4) You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor; or

(5) You are a trust with total assets in excess of $5,000,000, your purchase of shares in this offering is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the shares in this offering ; Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

Net Worth Calculation

Your net worth is defined as the difference between your total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the shares in the offering.

In order to purchase shares in this offering and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the company’s satisfaction, that he or she is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate  on the Termination Date.

Procedures for Subscribing

When you decide to subscribe for Offered Shares in this Offering, you should:

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser's revenue or net assets (as of the purchaser's most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser's annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

In order to purchase offered Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company's satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

______

You should read the following discussion and analysis of our financial condition and results of our operations together with our  financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled "Risk Factors", "Cautionary Statement regarding Forward-Looking Statements" and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

Management’s Discussion and Analysis

The Company was incorporated on April 2, 2019 and had no revenues from operations and had set up expenses so far, that were paid from the cash contributions of the founders,  and we cannot begin any operations until we raise enough funds through this offering. When we began our company our objective was to set up small open-fronted cubicles that are known as Kiosk shops to sell certain branded name products to the public, but at a Board of Directors meeting held on August 19, 2019 we changed our objective to doing live entertainment projects including music festivals.

Plan of Operation for the Next Twelve Months

The Company believes that the proceeds of this Offering will satisfy its cash requirements for the next twelve months and based on the percentage of amount we could raise from this offering to proceed to doing either a one or two, one-night music concert/s or a major music festival. In the event we don’t raise any funds from this offering we believe, due to the low cost of operation we conduct, we have enough funds to carry on with our efforts to raise funds for the next twelve months.

Cost of revenue. The Company expects that the cost of revenue will consist primarily of cost of purchases of talent for music festivals, production cost including special effects and the marketing cost.

Research and development. We do not have any research and development expenses at the present time and do not anticipate any in the near future.

Marketing and sales. The Company will make substantial marketing and sales expenses related to the products we plan to sell.

General and administrative. We believe our general and administrative expenses consist of legal fees, accounting fees and consulting fees to be minimal at the current time but anticipate them to increase when we begin producing our musical events.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company's significant estimates and assumptions include the fair value of the Company's common stock, stock-based compensation, the recoverability and useful lives of long-lived assets, and the valuation allowance relating to the Company's deferred tax assets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company's management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Relaxed Ongoing Reporting Requirements

Upon the completion of this Offering, we expect to elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an "emerging growth company" (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an "emerging growth company", we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not "emerging growth companies", including but not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

•	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an "emerging growth company" for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any May 31 before that time, we would cease to be an "emerging growth company" as of the following May 31.

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 1 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for "emerging growth companies" under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer's fiscal year, and semiannual reports are due in 90 calendar days after the end of the first six months of the issuer's fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not "emerging growth companies", and our stockholders could receive less information than they might expect to receive from more mature public companies.

Acqusalut Inc.

Summary

Acqusalut Inc is a start-up and when we began our company our objective was to set up small open-fronted cubicles that are known as Kiosk shops to sell certain branded name products to the public, but at a Board of Directors meeting held on August 19, 2019 we changed our objective to doing live entertainment projects including music festivals.

History

The Company was incorporated on April 2, 2019 in the State of Florida and after raising initial funds from founding shareholders we began this offering.

BUSINESS

The following description of our business contains forward-looking statements relating to future events or our future financial or operating performance that involve risks and uncertainties, as set forth above under "Special Note Regarding Forward-Looking Statements." Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors described in the Annual Report , including those set forth above in the Special Cautionary Note Regarding Forward-Looking Statements or under the heading "Risk Factors" or elsewhere in this Offering Circular.

The Music Festival industry

Music festivals have been taking the world by storm for decades. The first major festival most probably was the Monterey Pop Festival, a three-day major rock festival that took place in 1967 and served as a template for many festivals came after it, including Woodstock. Now, music festivals around the world host millions of visitors each year, and people come from all over the world to see some of the biggest names in the music industry. There are hundreds of music festivals that host major artists each year, but here are just a few of the best and the biggest music festivals in the world today on various continents.

According to Nielsen Music 2018 Music 360 Report states that 52 percent of the U.S. population attends some sort of live music event each year. According to statista.com following are the number of tickets sold for some of the highest grossing music festivals worldwide in 2018:

Lollapalooza Brazil

300,000

Outside Lands Music & Arts Festival

201,480

Electric Daisy Carnival

197,520

Vive Latino

165,330

Corona Capital Festival

165,530

Life is Beautiful Festival

158,280

Corona Hell & Heaven

138,780

Pinkpop

133,350

Osheaga Festival

131,520

Pa’L Norte

124,760

Also according to Statista.com the average ticket price of a music festival to attend European music festival was 148.36 Euros.

According to Wikipedia Tomorrowland 2018 music festival had 400,000 attendees and the tickets for the two weekends were sold within an hour.

Austin City Limits (“ACL”) held in Austin, Texas have their music festival for consecutive two three-day weekends.  According to Wikipedia, the ACL Music Festival has eight stages where musical groups from genres including rock, indie, country, folk, electronic and hip hop perform for fans. The concerts continue from 10 AM to 10 PM on Friday, Saturday, and Sunday during the festival on various stages spread out in the park. Approximately 450,000 people attend the festival each year.

According to Reno Gazette Journal, Electric Daisy Carnival (”EDC”) held in Las Vegas, Nevada in 2019 expected to have 150,000 people each night for three nights and 3 million people have attended EDC since 2011.

Coachella Music & Arts Festival in California is now held on consecutive three-day weekends in April. According to Wikipedia 2017 festival was attended by 250,000 people and grossed $114.6 million.

Ultra Music Festival held in Miami, Fl is normally a 3-day festival (Friday through Sunday) and according to Wikipedia in 2013 they had 330,000 people attending it. Also according to Wikipedia, all tickets were sold out within a few minutes.

Competition

Currently there are well established music festivals such as Austin City Limits, Electric Daisy Carnival, Coachella Music & Arts Festival and Ultra Music Festival dominating the market and if they chose to compete with a start-up, it may be difficult for us to compete with them. Also in the future major entertainment companies with already established connections may choose to enter this field making it even harder for the smaller start-up companies.

Seasonality

We do not expect any seasonality in our business.

Litigation

The Company has no current, pending or threatened legal proceedings or administrative actions either by or against the Company issuer that could have a material effect on the issuer's business, financial condition, or operations and any current, past or pending trading suspensions

DESCRIPTION OF PROPERTY

Facilities

The Company’s office space for its principal corporate office located at 7135 Collins Ave No. 624, Miami Beach FL 33141 is provided by Chief Executive Officer at no charge.

Employees

As of October 15, 2019, we had one full-time employee and one part-time employee, including officers and directors.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to our business. These matters may include product liability, intellectual property, employment, personal injury cause by our employees, and other general claims. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

DIRECTORS, EXCUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

 The following table shows the name, position, age, term of office and approximate hours per week worked currently by part-time employees of our Company:

Name	Position	Age	Term of office	Approximate hours per week for Part-time employees
I Andrew Weeraratne	CEO	69	4-2-19 to current	NA
Eugene Nichols	Director	73	4-2-19 to current	NA
Goran Antic	Director	45	4-2-19 to current	NA
Kazuko Kusunoki	VP-Administration	54	4-2-19 to current	5 -10 hours

The following individuals serve as our executive officers and members of our board of directors:

I. Andrew Weeraratne, age 69, Chief Executive Officer, Chairman of the Board of Directors and Chief Financial Officer

Andrew Weeraratne has served as our Chief Executive Officer and member of our board of directors since inception. Mr. Weeraratne had been an entrepreneur since he was 14-years old and has been involved in various start-up ventures in many parts of the world, including Asia, Middle East, Europe and the U.S.A, in a variety of industries including communication, energy and entertainment in addition to forming various global joint ventures.

As to his background in the entertainment industry, he did his first live music festival when he was 18 years old and then in 1996 was involved as the financial officer for Beachport Entertainment, a public company, that was operating live ice shows such as “Christmas on Ice,” “Nutcracker on Ice, Austrian circus horse shows & demolition derbies etc. and in 1998 J2 Communication, also a public company, that held “National Lampoon,” franchise name. Andrew also wrote various movie screenplays & two of them written with co-writers (“Happy Now,” and “Night of Terror”) were made into movies. In addition as a Certified Public Accountant, Andrew has prepared and implemented budgets for movies and movie distributions including handling tax issues involved in movie making.

He founded Capax Inc. in February 2017 and worked as its Chief Executive officer from February 2017 to May 2018 during which time he filed a prospectus with the SEC to take Capax Inc. public. In May 2018, Capax Inc. merged with Reborn Global Holdings Inc. in the business of wholesale and retail coffee sales in a reverse merge and changed its name to Reborn Coffee Inc as part of that merger with Reborn Global Holdings Inc., management taking over the management of Reborn Coffee Inc.

From October 2013 to January 2017, Mr. Weeraratne served as the Chief Executive Officer and Chief Financial Officer for NGFC Equities Inc. (“NGFC”) a public company that was listed on the OTCQB under the ticker “NGFF” In January 2017, NGFC reverse-merged with Quest Energy Inc. and the name of NGFC was changed to American Resources Corporation and currently trading under the symbol “AREC” on the NASDAQ.

From February 2000 to the present time he serves as the managing partner for a few private investment partnerships. Mr. Weeraratne was chief financial officer of China Direct, Inc. (Nasdaq: CDII) from February 2009 to May 2009.

From August 2004 to December 2008, Mr. Weeraratne acted as a financial consultant working in a variety of industries including work with the Embassy of the United States of America in Iraq as a financial advisor to form an Iraqi Accounting Association to introduce International Accounting Standards to Iraq as part of a plan to privatize State owned enterprises after the Iraq war. From December 1998 to February 2000, Mr. Weeraratne was the chief financial officer of National Lampoon, Inc. (formerly known as J2 Communications), a provider of branded comedic content. From November 1996 to December 1998, Mr. Weeraratne was the controller for Beachport Entertainment Corp., a provider of family entertainment, festivals such as On Ice shows, and sporting events and television programming. From 1990 to 1996 Mr. Weeraratne was the chief financial officer of Business Resource Exchange, a business consulting company that identified, acquired and resold undervalued companies. From 1982 to 1989, Mr. Weeraratne managed his own CPA firm in Washington D.C. representing foreign clients with investments in the U.S. and in International taxation matters. Mr. Weeraratne has been a Florida licensed Certified Public Accountant since 1981.

He is also an author, and wrote a book entitled “Uncommon Commonsense Steps to Super Wealth,” where he illustrates how some people beginning with very little ended up on the list of richest people on earth by focusing only one out of four ways to make their wealth.

Eugene Nichols, age 73, member of the Board of Directors, Secretary, Treasurer

Mr. Nichols has served as a director of our Company since its inception. Mr. Nichols has over 30 years of sales, management and marketing experience with a Fortune 100 company. Prior to that he served as a director, the secretary and the treasurer of Capax Inc. from February 2017 to May 2018. Capax Inc. went public by filing a prospectus with the SEC. In May 2018, Capax Inc., merged with Reborn Global Holdings Inc. in the business of wholesale and retail coffee sales in a reverse merger and changed its name to Reborn Coffee Inc as part of that merger with Reborn Global Holdings Inc., management taking over the management of Reborn Coffee Inc. From October 2013 to January 2017, Mr. Nichols served as the President and a member of the Board of Directors for NGFC Equities Inc. (“NGFC”) a public company that was listed on the OTCQB under the ticker “NGFF.” In January 2017, NGFC was reverse merged with American Resources Corporation and currently trading under the symbol “AREC.”

He began his professional career as a sales representative at Beecham Massengill in Bristol, Tennessee, where he was employed from 1972 to 1976. From May 1976 until October 2002 he was employed with Abbott Diagnostic for 26 years holding various positions including sales executive, sales trainer, district manager and director advertising and communication.  Mr. Nichols was retired from October 2002 until March 2007. Mr. Nichols’ professional experience also includes, the part time work he did, in the start-up and majority ownership of Communication Exchange Inc. and Visa Exchange, Inc., in Washington D.C., from 1988 to 1991, co-owner of Foxfire Golf Course in Waupaca, Wisconsin (1995 until 2004) and managing partner of Power Management Electrical Consultants, an electrical consulting firm in Pasadena, Maryland from March 2007 until June 2011.

Mr. Goran Antic, age 45, Member of the Board of Directors

Mr. Antic has served as a director of our Company since its inception. He began his career with Getinge Sterilization factory (division of Getinge Group), a public company based in Sweden which is one of the largest medical supply companies in the world in 1990 as an assembler and then moved to the testing department of Getinge Group in 1995. He worked in that division till 1999 and then was promoted to be an international service engineer of Getinge Sweden which is another subsidiary of Getinge Group. In 2005, Mr. Antic was transferred to Getinge International branch in Miami, Florida as a service manager for Latin America and Caribbean islands. Mr. Antic began ECI-LATAM Inc. in April of 2014 with an agreement with Getinge International to serve the same client base through his own company, ECI-LATAM Inc.  Mr. Antic had his education as an electronic engineer at Kattegat Institution in Halmstad, Sweden.

Mr. Antic served as a director of Capax Inc., from February 2017 to May 2018. Capax Inc. went public by filing a prospectus with the SEC. In May 2018, Capax Inc., merged with Reborn Global Holdings Inc. in the business of wholesale and retail coffee sales in a reverse merger and changed its name to Reborn Coffee Inc as part of that merger with Reborn Global Holdings Inc., management taking over the management of Reborn Coffee Inc.

Ms. Kazuko Kusunoki, age 54, Vice President Administration

Ms. Kusunoki has served as the Vice President Administration of our Company since its inception. From February 2017 (inception) to May 2018 Ms. Kusunoki served as the Vice President Administration for Capax Inc., that went public filing a prospectus with the SEC. In May 2018, Capax Inc., merged with Reborn Global Holdings Inc. in the business of wholesale and retail coffee sales in a reverse merger and changed its name to Reborn Coffee Inc as part of that merger with Reborn Global Holdings Inc., management taking over the management of Reborn Coffee Inc. From October 2013 (inception) to January 2017, Ms. Kusunoki served as the vice President Administration for NGFC Equities Inc. (“NGFC”) a public company that was listed on the OTCQB under the ticker “NGFF.” In January 2017, NGFC was reverse merged with American Resources Corporation and currently trading under the symbol “AREC” on NASDAQ.

Ms. Kazuko Kusunoki began her career as a freelance writer for magazines in Japan.  From October 1991 to May 1994 she worked for Subaru International Co. Ltd in Tokyo, Japan as a Translator, Editor and Coordinator. From June 1994 to February 1996 she worked as a freelance translator working on software manuals, automobile magazines and other technical documents. From March 1996 to October 2000 Kazuko worked for Fujitsu Learning Media Limited in Tokyo, Japan as Software Localization Project Manager and Coordinator. She moved to the USA in 2001 and from 2001 to the present time she has been working as a freelance translator for various major translation companies, especially translating content on websites, for clients such as Eurail, Akamai, Citigroup and Master Card etc.  Kazuko has a BA in Commerce from Waseda University, Tokyo, Japan in March 1989 and got a certificate in Local Area Network support from UCLA Extension in California in June 2002. Kazuko’s responsibilities will include keeping a schedule of all the mandatory filings we have to with the SEC (once we are a public company) and tax authorities to assure they are done on time. Also she will be instrumental in doing our SEC filing using in-house software to edgarize and XBRL the process. She will also help us expand our operations in Japan by meeting with Japanese investors and business people. Kazuko Kusunoki is the wife of I Andrew Weeraratne, the CEO and CFO of Acqusalut, Inc.

Mr. Chris Cibelli, Project Management, Creative Director/Producer

Mr. Cibelli has worked on feature films, television, music videos, documentaries and web based content. His parents met on the set of “Singing in the Rain” as he grew up in a “show biz” family in Studio City, California. After attending film school at California State University, Northridge he began working on the first season of the revolutionary editorial and musically styled series “Miami Vice” for Universal Studios.

Moving into the feature films, he landed an editorial job that led to a long-term friendship with Academy Award winning editor Anne V. Coates, known for classics like “Lawrence of Arabia” and “The Elephant Man”. He worked with mentor Coates on the feature “What About Bob?” and he continued with her to "Masters of the Universe" and then to editing “Congo”, where he coordinated complex visual effects many in 65MM with Industrial Light and Magic.

Connecting with esteemed writer Richard Wenk, “Magnificent Seven” and actor Andy Garcia, he edited and supervised the music on “Just the Ticket” and later “The Lost City” directed by Garcia staring Bill Murray and Dustin Hoffman.

He also produced several behind the scene documentaries for these films, working with Mariah Carey, David Anspaugh and Joe Mantegna.

He has also worked with such filmmaking luminaries as Francis Ford Coppola, Jerry Bruckheimer, Frank Marshall, Kathleen Kennedy, Richard Donner, Michael Mann, Danny DeVito and Dino DeLaurentiis. This in depth work experience has taken him on many film location shoots as well as residency at major studio lots such as Universal, Warner Bros., Paramount, Sony, MGM and Disney.

Mr. Cibelli also collaborated with Andy Garcia on the PBS Master Series Award winning documentary “Uno Mas: Cachao” the story Israel Lopez, the master of Cuban classical music.

Chris is a member in the Television Academy of Arts and Sciences, ASCAP, and alumni of California State University Northridge.

Recently he finished a season of “Reverie” for NBC/Amblin at Universal Studios as well a prior season on the successful “Suits” for USA and the award winning series “Rectify” for the Sundance Channel. He spent seven years on the CBS worldwide television hit series from Bruno Heller for Warner Bros. “The Mentalist.”

Mr. Joseph P Papineau, Construction & Permits coordinator for music festivals

Mr. Papineau has 30 plus years of experience in construction, electrical, plumbing, sewer installation & foundation. He was the team lead for Ford Motor Company for 30 years. He also successfully developed a residential subdivision in Lakeshore, Ontario consisting of 24 single family detached homes. He developed, built and sold over 100 residential properties with over $17 million in sales revenue in the Windsor Essex County Region. In addition he has developed and built numerous commercial projects.

Mr. Papinueau will be in charge of getting permits for our music festivals to be held in Canada and will be in charge of coordinating with the production team all matters involving construction of the stage, lighting, electricity and special effects.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information concerning the annual and long-term compensation of our Chief Executive Officer, and the executive officers  for services rendered in all capacities to us. The listed individuals shall hereinafter be referred to as the “Named Executive Officers.” Currently, we have no employment agreements with any of our Directors or Officers. Compensation for the future will be determined when and if additional funding is obtained.

Summary Compensation Table – Officers

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
		Salary	Bonus	Stock Awards	Option Awards	Non-equity Incentive plan compensation	Change in Pension Value and Nonqualified deferred compensation earnings	All other Compen-sation	Total
Name and principal position	Year	($)	($)	($)	($)	($)	($)	($)	($)
I. Andrew Weeraratne (1), CEO, CFO	2019	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Kazuko Kusunoki (2), Vice President - Administration	2019	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1)

There is no employment contract with Mr. Andrew Weeraratne at this time.  Nor are there any agreements for compensation in the future.  A salary and stock options and/or warrants program may be developed in the future. The amount of value for the services of Mr. Weeraratne was determined by agreement for shares in which he received as a founders for (1) control, (2) willingness to serve on the Board of Directors and (3) participation in the foundational days of the corporation. The amount received by Mr. Weeraratne is not reflective of the true value of the contributed efforts by Mr. Weeraratne and was arbitrarily determined by the company.

(2)

There is no employment contract with Ms. Kazuko Kusunoki who currently works part time approximately 5 to 10 hours per week, as the Vice President Administration doing research, editing documents, writing procedures and taking care of filing with the SEC and the Internal revenue services.

Director Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
	Fees earned or paid in cash	Stock Awards	Option Award(s)	Non-equity Incentive plan compensation	Change in Pension Value and Nonqualified deferred compensation earnings	All other Compensation	Total
Name and principal position	($)	($)	($)	($)	($)	($)	($)
I. Andrew Weeraratne Chairman of the Board of Directors	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Eugene Nichols, Director	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Goran Antic, Director	-0-	-0-	-0-	-0-	-0-	-0-	-0-

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

During the current fiscal year or any currently proposed transaction, there is no transaction involving the Company, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors.

Stock Options

The Company has no stock option plan.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors, executive officers and other key employees. The indemnification agreements and our amended and restated By-Laws will require us to indemnify our directors to the fullest extent permitted by Florida law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the Securities Act), may be permitted to directors, executive officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Florida Business Corporation Act permits, but does not require, corporations to indemnify a director, officer or control person of the corporation for any liability asserted against her and liability and expenses incurred by her in her capacity as a director, officer, employee or agent, or arising out of her status as such, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, unless the articles of incorporation provide otherwise, whether or not the corporation has provided for indemnification in its articles of incorporation. Our articles of incorporation have no separate provision for indemnification of directors, officers, or control persons.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

The following are all issuances of securities by the registrant since its formation in April 2019, which were not registered under the Securities Act. In each of these issuances the recipient represented that he or she was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with any transaction, and the certificate evidencing the securities that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. Unless specifically set forth below, no underwriter participated in the transaction and no commissions were paid in connection with the transactions.

The shares of our common stock were issued pursuant to an exemption from registration in Section 4(a)(2) of the Securities Act of 1933. These shares of our common stock qualified for exemption under Section 4(a)(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(a)(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had necessary investment intent as required by Section 4(a)(2) since they agreed to receive share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.”  All shareholders are “sophisticated investors” and are family members, friends or business acquaintances of our officers and directors. Based on an analysis of the above factors, we believe we have met the requirements to qualify for exemption under section 4(a)(2) of the Securities Act of 1933 for this transaction.

On April 5, 2019 the Company issued Andrew Weeraratne (AW) its CEO, CFO and Chairman of the Board of Directors 11,000,000 Class B shares at the par value of $0.0001 for a total of $1,100 that AW paid to the Company.

As shown on the table below, on April 5, 2019, the Company issued the following shares of Class A common stock as founders’ shares to the following officers and directors for a total of $230 that AW paid to the Company.

Name	Title	# of Shares	Consideration ($)
Eugene Nichols	Director	100,000	$10

Groan Antic	Director	100,000	$10

Kazuko Kusunoki	Vice President - Administration	100,000	$10

Mfusion Corp	A related company	1,000,000	$100

PEHF LLC	A related company	1,000,000	$100

Mfusion Corp is a related company that AW is the CEO, CFO and the Chairman of Board of Directors. All directors of the Company are also directors of Mfusion Corp. On April 4, 2019 Mfusion Corp loaned $10,000 to the Company at an annual interest rate of 6% per year with the interest to be accrued quarterly. The Board of Directors of the Company gave Mfusion Corp the option to convert this $10,000 loan to 100,000 Class A common stock of the Company at $0.10 per share within 6 years from April 4, 2019. This $10,000 loan was paid back to Mfusion Corp on May 15th 2019 with Mfusion Corp board (which is the same as the Board of the Company) agreed to forego the interest payments due on the loan up to that day due to getting 1,000,000 shares at par value on April 4, 2019.

PEHF LLC is a limited liability company where AW is the General Partner.

On April 10, 2019 we sold 1,630,000 Class A Common Stock at $0.01 per share to eight shareholders, with whom the founder of the Company AW has established long term relationship, for a total sum of $16,300.

On May 5, 2019 we gave 100,000 Class A common stock for a valuation of $1,000 to Clifford Hunt Esq as part of legal fees.

On August 19, 2019 we gave 100,000 Class A common stock for a valuation of $1,000 to Christopher Cibelli who joined as our creative director and producer of festivals as a start-up bonus.

Review, Approval or Ratification of Transactions with Related Parties

We have adopted a related-party transactions policy under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our Board of Directors.

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors.

Employment Agreements

We have no employment agreement with any officers.

Legal/Disciplinary History

None of Acqusalut Inc’s Officers or Directors have been the subject of any criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

None of Acqusalut Inc’s Officers or Directors have been the subject of any entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities;

None of Acqusalut Inc.’s Officers or Directors have been the subject of any finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or

None of Acqusalut Inc’s Officers or Directors has been the subject of any entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

Board Composition

Our board of directors currently consists of three persons. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Board Leadership Structure and Risk Oversight

The board of directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees when established will also provides risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We will post on our website a current copy of the code and all disclosures that are required by law or market rules in regard to any amendments to, or waivers from, any provision of the code.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of September 25, 2019 for (i) all executive officers and directors as a group and (ii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than ten percent (10%) of our capital stock. The percentage of beneficial ownership in the table below is based on 15,130,000 shares of common stock deemed to be outstanding as of September 25, 2019

Name	Number of Shares of Class A Common Stock Beneficially Owned	Percent of Class A Common Stock Owned	Number of Shares of Class B Common Stock Beneficially Owned (1)	Percent of Class B Common Stock Owned (1)	Voting Control by Officers & Directors	Percent of Voting Control by Officers & Directors (1)
Officers and Directors

I. Andrew Weeraratne Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer	0	0%	11,000,000	100%	110,000,000	96.38%

Eugene Nichols, Director	100,000	2.42%			100,000	0.09%

Goran Antic, Director	100,000	2.42%			100,000	0.09%

All Directors and Officers as a Group (3 persons)	200,000	4.84%	11,000,000	100%	110,200,000	96.56%

10% Holders NONE

All Directors, Officers and 10% Holders as a Group (3 persons)	200,000	4.84%	11,000,000	100%	110,200,000	96.56%

(1)

The 11,000,000 shares of class B common stock beneficially owned by our CEO, I Andrew Weeraratne have 110,000,000 in total votes due to class B shares having 10 votes for each shares.

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of September 25, 2019 for (i) all executive officers and directors as a group and (ii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than ten percent (5%) of our capital stock. The percentage of beneficial ownership in the table below is based on 15,130,000 shares of common stock deemed to be outstanding as of September 25, 2019.

Name	Number of Shares of Class A Common Stock Beneficially Owned	Percent of Class A Common Stock Owned	Number of Shares of Class B Common Stock Beneficially Owned (1)	Percent of Class B Common Stock Owned (1)	Voting Control by Officers & Directors	Percent of Voting Control by Officers & Directors (1)
Officers and Directors

I. Andrew Weeraratne Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer	0	0%	11,000,000	100%	110,000,000	96.38%

Eugene Nichols, Director	100,000	2.42%			100,000	0.09%

Goran Antic, Director	100,000	2.42%			100,000	0.09%

All Directors and Officers as a Group (3 persons)	200,000	4.84%	11,000,000	100%	110,200,000	96.56%

5% Holders NONE

All Directors, Officers and 5% Holders as a Group (3 persons)	200,000	4.84%	11,000,000	100%	110,200,000	96.56%

(1)

The 11,000,000 shares of class B common stock beneficially owned by our CEO, I Andrew Weeraratne have 110,000,000 in total votes due to class B shares having 10 votes for each shares.

DESCRIPTION OF SECURITIES

General

We are authorized to issue an aggregate number of 1,000,000,000 shares of capital stock, of which (i) 900,000,000 shares are Class A Common Stock, $0.0001 par value per share; (ii) 70,000,000 shares are Class B common stock, par value $0.0001 per share; and (iii) 30,000,000 shares of preferred stock, $0.0001 par value per share.

Class A Common Stock

We are authorized to issue 900,000,000 shares of Common Stock. As of September 25, 2019, 4,130,000 shares of the Common Stock are issued and outstanding.

Each share of Common Stock shall have one (1) vote per share for all purposes. Our common stock does not provide a preemptive or conversion right and there are no redemption or sinking fund provisions or rights. Holders of our Common Stock are not entitled to cumulative voting for election of the Company’s board of directors.

The holders of our Common Stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future.

Class B Common Stock

We are authorized to issue 70,000,000 shares of Class B common stock. As of September 25, 2019, 11,000,000 shares of Class B common stock are issued and outstanding.

Each share of Class B common stock shall entitle the holder to ten (10) votes for each one vote per share of the Common Stock, and with respect to that vote, shall be entitled to notice of any stockholders’ meeting in accordance with the Company’s bylaws, and shall be entitled to vote, together as a single class with the holders of Common Stock with respect to any question or matter upon which the holders of Common Stock have the right to vote. Class B common stock shall also entitle a holder to vote as a separate class as set forth in the Company’s bylaws.

The holders of our Class B common stock are entitled to dividends out of funds legally available when and as declared by our board of directors at the same rate per share as the Common Stock. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future.

Each share of Class B common stock is convertible into one (1) share of Common Stock, subject to adjustment, at any time at the option of the holder.

All outstanding shares of Class B common stock are duly authorized, validly issued, fully paid and non-assessable. So long as any shares of Class B common stock are outstanding, we have agreed not to take the following actions without the prior written consent of the holders of at least a majority of the voting power of the then outstanding Class B common stock:

•

sell, convey or otherwise dispose of or encumber all or substantially all of our assets, or merger with or consolidate with another corporation, other than our wholly-owned subsidiary, or effect any transaction or series of transactions in which more than 50% of the voting power of our company is transferred or disposed of;

•	alter or change any of the rights of the Class B common stock or increase or decrease the number of shares authorized;

•

authorize or obligate our company to authorize any other equity security or security which is convertible or exercisable into an equity security of our company which has rights, preferences or privileges which are superior to, on a parity with or similar to the Class B common stock;

•	redeem or repurchase any of our securities;

•	amend our articles of incorporation; or

•	change the authorized number of our board of directors.

Preferred Stock

We are authorized to issue up to 30,000,000 shares of preferred stock, par value $0.0001 per share, in one or more classes or series within a class as may be determined by our board of directors, who may establish, from time to time, the number of shares to be included in each class or series, may fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof. Any preferred stock so issued by the board of directors may rank senior to other existing classes of capital stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. Moreover, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, under certain circumstances, the issuance of preferred stock or the existence of the unissued preferred stock might tend to discourage or render more difficult a merger or other change of control. Currently, no shares of our preferred stock have been designated any rights and we have no shares of preferred stock issued and outstanding.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar

We currently do not have a transfer agent.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant.

SECURITIES OFFERED

Current Offering

Acqusalut Inc. (“Acqusalut”, “We,” or the “Company”) is offering up to 100,000,000 total of Securities, consisting of class A Common Stock, $0.0001 par value (the “Common Stock” or collectively the “Securities”).

LEGAL MATTERS

Certain legal matters with respect to the shares of Common Stock offered hereby will be passed upon by Law Office of Clifford J. Hunt, P.A.

EXPERTS

Our financial statements as of August 31, 2019, and for the period of April 2, 2019 (Inception) to August 31, 2019 included in this prospectus have been audited by MaloneBailey, LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

AUDITED FINANCIAL STATEMENTS

Acqusalut Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Acqusalut Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Acqusalut Inc. (the “Company”) as of August 31, 2019, and the related statements of operations, stockholders’ equity, and cash flows for the period from April 2, 2019 (inception) through August 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of August 31, 2019, and the results of its operations and its cash flows for April 2, 2019 (inception) through August 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company's auditor since 2019.

Houston, Texas

September 24, 2019

Balance Sheet

Acqusalut Inc.
Balance Sheet

August 31, 2019
ASSETS
Current assets
Cash and cash equivalent	$14,552
Total current assets	14,552

Total assets	$14,552

LIABILITIES AND STOCKHOLDERS' EQUITY

Stockholders' equity
Preferred stock: $.0001 par value; 30,000,000 authorized, no shares issued and outstanding	-
Class A Common stock: $.0001 par value; 900,000,000 shares authorized and 4,130,000 shares issued & outstanding	413
Class B Common stock: $.0001 par value; 70,000,000 shares authorized and 11,000,000 shares issued and outstanding	1,100
Additional paid in capital	18,117
Accumulated deficit	(5,078)
Total stockholders' equity	14,552

Total liabilities and stockholders' equity	$14,552

The accompanying notes are an integral part of these financial statements.

Statement of Operation

Acqusalut Inc.
Statement of Operations

April 2, 2019
(inception) to
August 31, 2019

Operating expenses
Legal fees	$2,000
Administrative expenses	3,078
Total operating expenses	5,078

Loss from operations	5,078

Net income (loss)	(5,078)

Basic and diluted income (loss) per common share	$(0.00)

Basic and diluted weighted average number of common shares outstanding	14,916,400

The accompanying notes are an integral part of these financial statements.

Statement of Stockholders’ Equity

Acqusalut Inc.
Statement of Stockholders' Equity

					Additional		Total
	Common Stock Class A		Common Stock Class B		Paid in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance at inception April 2, 2019	-	-	-	-	-	-	-

Common stock issued for cash	3,930,000	393	11,000,000	1,100	16,137		17,630

Common stock issued for services	200,000	20			1,980		2,000

Net loss						(5,078)	(5,078)

Balance at August 31, 2019	4,130,000	413	11,000,000	1,100	18,117	(5,078)	14,552

	The accompanying notes are an integral part of these financial statements.

Statement of Cash Flow

Acqusalut Inc.
Statement of Cash Flows

April 2, 2019
(inception) to
August 31, 2019

Cash flows from operating activities:
Net income (loss)	$(5,078)
operations to cash used in operating activities:
Stock compensation	2,000
Net cash used in operating activities	(3,078)

Investing activities:
Net cash used in investing activities	-

Financing activities:
Proceeds from sale of common stock	17,630
Related party loan	10,000
Payment of related party loan	(10,000)
Net cash provided by financing activities	17,630

Net increase in cash	14,552
Cash at beginning of period	-

Cash at end of period	$14,552

Supplemental disclosures:
Cash paid for:
Interest	$-
Income taxes	$-

The accompanying notes are an integral part of these financial statements.

Acqusalut Inc.

Notes to Financial Statements

August 31, 2019

NOTE 1 – DESCRIPTION OF BUSINESS

We incorporated our Company, Acqusalut Inc., on April 2, 2019 in the State of Florida. We began our company with the objective of setting up a chain of franchise kiosk shops that we planned to use to sell snacks and beverages. At a Board of Directors’ meeting held on August 19, 2019 the Board decided to change the objective of the Company to conduct live entertainment events.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements include the accounts of the Company for the period from April 2, 2019 inception date to August 31, 2019. This financial statement period is not an indicative of the results to be expected for the period ending December 31, 2019 which is the year-end of the Company, or for any other interim period in future. The audited financial statements have been prepared by the management of the Company in accordance with accounting principles generally accepted in the United States. They do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

Going Concern: The financial statements has been prepared on the going concern basis which assumes the Company will have sufficient cash to pay its debts as and when they become payable for a period of at least 12 months from the date the financial report was authorized for issue.

The Company was set up on April 2, 2019 and has suffered losses from operations so far and currently has $14,552 in cash in bank. We may not have any revenue until we raise funds from the current offering. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. We plan to generate profits by doing some music concerts. However, we will need to raise the funds required to do so through sale of our securities or through loans from third parties. We do not have any commitments or arrangements from any person to provide us with any additional capital. If additional financing is not available when needed, we may need to cease operations. We may not be successful in raising the capital needed to expand or develop operations. Management believes that actions presently being taken to obtain additional funding provide the opportunity for the Company to continue as a going concern. The accompanying financial statements have been prepared assuming the Company will continue as a going concern; no adjustments to the financial statements have been made to account for this uncertainty.

Estimates:  Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in the United States of America.  Those estimates and assumptions affect the reported amounts of assets, liabilities, revenues, expenses and the disclosure of contingent assets and liabilities.  Actual results could vary from those estimates.

Related Party Policies:  In accordance with FASB ASC 850 related parties are defined as either an executive, director or nominee, greater than 10% beneficial owner, or an immediate family member of any of the proceeding. Transactions with related parties are reviewed and approved by the directors of the Company, as per internal policies.

Income Taxes: include U.S. federal and state income taxes currently payable and deferred income taxes.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax basis.  Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period of enactment.  Deferred income tax expense represents the change during the year in the deferred tax assets and liabilities.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax asset will not be realized.

The Company will file it’s initial tax return in 2019. Management believes that the Company’s income tax filing positions will be sustained on audit and does not anticipate any adjustments that will result in a material change. Therefore, no reserve for uncertain income tax positions has been recorded. The Company’s policy for recording interest and penalties, if any, associated with income tax examinations will be to record such items as a component of income taxes.

Stock-based Compensation:  Sock-based compensation is measured at the grant date based on the fair value of the award and is recognized as expense over the applicable vesting period of the stock award (generally 0 to 5 years) using the straight-line method.  Stock compensation to employees is accounted for under ASC 718 and stock compensation to non-employees is accounted for under 2018-07.

Earnings Per Share:  The Company’s basic earnings per share (EPS) amounts have been computed based on the average number of shares of common stock outstanding for the period and include the effect of any participating securities as appropriate. Diluted EPS includes the effect of the Company’s outstanding stock options, restricted stock awards, restricted stock units and performance-based stock awards if the inclusion of these items is dilutive.

Recent Accounting Pronouncements

The Company has evaluated the following recent accounting pronouncements through the date the financial statements were issued and filed with the Securities and Exchange Commission and believe that none of them will have a material effect on the Company’s financial statements:

In February 2016, the Financial Accounting Standards Board issued ASU No. 2016-02, "Leases: Topic 842 (ASU 2016-02)", to supersede nearly all existing lease guidance under GAAP. The guidance would require lessees to recognize most leases on their balance sheets as lease liabilities with corresponding right-of-use assets. ASU 2016-02 is effective for the Company in the first quarter of our fiscal year ending December 31, 2019 using a modified retrospective approach with the option to elect certain practical expedients. The Company evaluated the impact of its pending adoption of ASU 2016-02 on its  financial statements but does not expect it to have a material impact

In May 2016, the FASB issued ASU 2016-12, Revenue from Contracts from Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients. The amendments in this update affect the guidance in ASU 2014-09. The core principle of the guidance in Topic 606 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The amendments in ASU 2016-12 do not change the core principle of the guidance in Topic 606, but instead affect only the narrow aspects noted in Topic 606. Topic 606 became effective for the Company on December 1, 2018. Management evaluated Topic 606 and the modified retrospective adoption of ASU 2016-12 did not have any material impact on the Company’s  financial statements.

In July 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480), Derivatives and Hedging (Topic 815). The amendments in Part I of this Update change the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features. When determining whether certain financial instruments should be classified as liabilities or equity instruments, a down round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock. The amendments also clarify existing disclosure requirements for equity-classified instruments. As a result, a freestanding equity-linked financial instrument (or embedded conversion option) no longer would be accounted for as a derivative liability at fair value as a result of the existence of a down round feature. For freestanding equity classified financial instruments, the amendments require entities that present earnings per share (EPS) in accordance with Topic 260 to recognize the effect of the down round feature when it is triggered. That effect is treated as a dividend and as a reduction of income available to common shareholders in basic EPS. Convertible instruments with embedded conversion options that have down round features are now subject to the specialized guidance for contingent beneficial conversion features (in Subtopic 470-20, Debt—Debt with Conversion and Other Options), including related EPS guidance (in Topic 260). The amendments in Part II of this Update recharacterize the indefinite deferral of certain provisions of Topic 480 that now are presented as pending content in the Codification, to a scope exception. Those amendments do not have an accounting effect. For public business entities, the amendments in Part I of this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. For all other entities, the amendments in Part I of this Update are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted for all entities, including adoption in an interim period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period.

NOTE 3 – EQUITY

We have 1,000,000,000 authorized shares of capital stock, which consists of (i) 900,000,000 shares of Class A common stock, par value $0.0001 per share; (ii) 70,000,000 shares of Class B common stock, par value $0.0001 per share; and (iii) 30,000,000 shares of  preferred stock, par value of $0.0001 per share.

The holders of Class A common stock shall be entitled to one vote per share and shall be entitled to dividends as shall be declared by our Board of Directors from time to time.  Each share of Class B common stock shall entitle the holder thereof to 10 votes for each one vote per share of Class A common stock, and with respect to such vote, shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the bylaws of this corporation, and shall be entitled to vote, together as a single class with holders of Class A common stock with respect to any question or matter upon which holders of Class A common stock have the right to vote. Class B common stock shall also entitle the holders thereof to vote as a separate class as set forth herein and as required by law. Holders of Class B common stock shall be entitled to dividends as shall be declared by our Board of Directors from time to time at the same rate per share as the Class A common stock. The holders of the Class B common stock shall have the right to convert each one of their shares to one share of Class A common stock automatically by surrendering the shares of Class B common stock to us.

As of August 31, 2019 we have 11,000,000 Class B common stock outstanding 4,130,000 Class A common stock outstanding.

On April 3, 2019 I Andrew Weeraratne (“AW”) Chief Executive Officer and the Chief Financial Officer of the Company bought 11,000,000 Class B common stock at the par value of $0.0001 per share that he paid in cash of $1,100.

On April 4, 2019 The Board elected two new directors to the Board and the Board approved a list of persons who we believe could help us with the operation of the company,  buying 1,300,000 Class A common stock at par value of $0.0001 per share that were paid $130 in cash

On April 9, 2019 at a Board meeting the Board approved selling some new shares to a few people with whom we already have established a relationship at $0.01 per share to raise additional funds to pay for the expenses of filing an offering under Regulation A with the SEC. We sold 1,630,000 class A common stock and  received $16,300 from that offering by end of May 2019 and that offering is currently closed.

On May 5, 2019 we gave our legal counsel 100,000 class A common stock at a total valuation of $1,000. On August 19, 2019 we gave a consultant Christopher Cibelli 100,000 class A common stock at a total valuation of $1,000.

NOTE 4 - RELATED PARTY TRANSACTIONS

 On April 4, 2019, the Board approved to borrow $10,000 from a related company Mfusion Corp. at 6% annual interest to be accrued quarterly. This loan was structured as a convertible loan that Mfusion Corp could convert to Class A common stock at $0.10 per share within 6 years from April 4, 2019. The Board also approved to sell 1,000,000 shares to Mfusion Corp. at the par value of $0.0001 per share for a total value of $100.00. This loan was paid back to Mfusion Corp on May 15th 2019 with Mfusion Corp board (which is the same as the Board of the Company) agreed to forego the interest payments due on the loan up to that day due to getting 1,000,000 shares at par value on April 4, 2019.

The Company’s office space for its principal corporate office located at 7135 Collins Ave No. 624, Miami Beach FL 33141 is provided by Chief Executive Officer at no charge.

PART III—EXHIBITS

Index to Exhibits

Exhibit No.	Description

2A	Articles of Incorporation of Acqusalut Inc.(filed with Form 1-A offering statement filed on May 7, 2019)

2B	Bylaws of Acqusalut Inc. (filed with Form 1-A offering statement filed on May 7, 2019)

4 4A 4B

Form of Subscription Agreement (filed with Form 1-A offering statement filed on May 7, 2019)

Amended Subscription Agreement (filed with Form 1-A Amendment No.1 filed on September 25, 2019)

Amended Subscription Agreement 2*

6 11	Convertible Loan Agreement with Mfusion Corp (filed with Form 1-A offering statement filed on May 7, 2019) MaloneBailey LLP Consent (filed with Form 1-A Amendment No.1 filed on September 25, 2019)

12.1	Opinion of Law Office of Clifford J. Hunt, P.A. (filed with Form 1-A offering statement filed on May 7, 2019)

12.2	Consent of Counsel (included in Exhibit 12.1)

15	Code of Business Conduct and Ethics (filed with Form 1-A offering statement filed on May 7, 2019)

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami Beach, State of Florida on October 15, 2019.

Acqusalut Inc.

By:	/s/ I. Andrew Weeraratne
Name: I. Andrew Weeraratne
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints I. Andrew Weeraratne, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
Chief Executive Officer (PEO), Chairman of
/s/ I. Andrew Weeraratne	the Board of Directors, Chief Financial Officer	October 15, 2019
I. Andrew Weeraratne

/s/ Eugene Nichols	Director, Secretary, Treasurer	October 15, 2019
Eugene Nichols

/s/ Goran Antic	Director	October 15, 2019
Goran Antic